EXHIBIT 21.01


           Subsidiaries of the Company and the Additional Registrants


Registrant                                              State of Incorporation
----------                                              ----------------------

1. Royster-Clark Group, Inc.                            Delaware
     Subsidiaries:
     Royster-Clark, Inc.                                Delaware

2. Royster-Clark, Inc.                                  Delaware
     Subsidiaries:
     Royster-Clark AgriBusiness, Inc.                   Delaware
     Royster-Clark Nitrogen, Inc.                       Delaware
     Royster-Clark Hutson, Inc.                         Kentucky
     Royster-Clark Realty LLC                           Delaware

3. Royster-Clark AgriBusiness, Inc.                     Delaware
     Subsidiaries:
     Royster-Clark Resources LLC                        Delaware
     Royster-Clark AgriBusiness Realty LLC              Delaware

4. Royster-Clark Nitrogen, Inc.                         Delaware
     Subsidiaries:
     Royster-Clark Nitrogen Realty LLC                  Delaware

5. Royster-Clark Hutson, Inc.                           Kentucky
     Subsidiaries:
     Royster-Clark Hutson's Realty LLC                  Delaware